Exhibit 99.1

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Release Date: April 30, 2008	Contact:	Peter J. Rogers, Jr.
Executive Vice President, Investor Relations
443-285-8059
progers@micros.com

MICROS REPORTS FISCAL 2008 THIRD QUARTER RESULTS
RECORD THIRD QUARTER REVENUE, NET INCOME AND EPS

Columbia, Maryland... MICROS Systems, Inc. (Nasdaq:MCRS), a leading supplier of information systems to the hospitality and retail industries, today announced the results for its fiscal 2008 third quarter ended March 31, 2008.

  FINANCIAL HIGHLIGHTS

•
On February 5, 2008, the Company effected a two-for-one stock split of the Company’s common stock in the form of a stock dividend of one share for each share held by shareholders on record as of January 22, 2008. Earnings per share (EPS) below reflect the two-for-one stock split.

•	Revenue for the quarter was $237.2 million, an increase of $36.6 million, or 18.3%, over the same period last year.

•	Revenue for the nine-month period was $697.6 million, an increase of $133.5 million, or 23.7% over the same period last year.

•	GAAP net income for the quarter was $25.1 million, an increase of $5.7 million, or 29.3%, over the same period last year.

•
GAAP net income for the nine-month period was $70.5 million, an increase of $18.0 million, or 34.2%, over the same period last year. GAAP diluted EPS, was $0.30 per share, an increase of $0.07, or 30.4%, over the same period last year.

•	GAAP diluted EPS for the nine-month period was $0.84, an increase of $0.20, or 31.3%, over the same period last year.

•	Non-GAAP financial results, excluding the effect of Financial Accounting Standard (FAS) No. 123 (R), which requires us to record the share-based payment charge, are as follows:

-	Non-GAAP net income for the quarter was $28.0 million, an increase of $5.6 million, or 25.1%, over the year ago period.

-	Non-GAAP net income for the nine-month period was $80.7 million, an increase of $20.8 million, or 34.7%, over the year ago period.

-	Non-GAAP diluted EPS for the quarter was $0.34, an increase of $0.07, or 25.9%, over the year ago period.

-	Non-GAAP diluted EPS for the nine-month period was $0.97, an increase of $0.24, or 32.9%, over the year ago period.

•	MICROS’s financial results were Company records for the third fiscal quarter.

Tom Giannopoulos, MICROS’s Chairman and CEO, stated: “We are pleased with the financial results for the third quarter and the first nine months of our fiscal year as demand for our products and services remained strong. We look forward to the fourth quarter and beyond as we continue certain large deployments and prepare for the release of new, innovative products.”

Revenue guidance for the fiscal year 2008 ending June 30, 2008 is projected to be more than $930.0 million. This guidance is an increase from the August 2007 revenue guidance of $910.0 million to $915.0 million. Earnings guidance for the fiscal year 2008 ending June 30, 2008 is for non-GAAP net income of at least $111.0 million, excluding the projected share-based payment charge, or non-GAAP earnings per diluted share of $1.32. Guidance for GAAP net income is at least $97.5 million, or earnings per diluted share of $1.16.

MICROS’s stock is traded through NASDAQ under the symbol MCRS. Some of the statements contained herein not based on historic facts are forward-looking statements that involve risks and uncertainties. An example of a forward looking statement includes the statements in the paragraphs above where MICROS provides guidance for its fiscal year ending June 30, 2008. MICROS is subject to, among others, the following uncertainties and risks: product demand and market acceptance; impact of competitive products and pricing on margins; product development delays and technological difficulties; controlling expenses as MICROS continues to expand; the ability to obtain on acceptable terms the right to incorporate in MICROS’s products and services technology patented by others; the risk that there are actual or perceived security vulnerabilities in MICROS’s products; adverse results in legal disputes resulting in liabilities that exceed reserves; unanticipated tax liabilities; the effects of terrorist activity and armed conflict; the effects of major environmental disasters, such as hurricanes and tsunamis; weakening in general economic conditions that adversely affect demand for computer hardware or software; and currency fluctuations.

All information in this release is as of April 30, 2008. MICROS undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MICROS’s expectations.

For further information regarding risks and uncertainties associated with MICROS’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business and Investment Risks” sections of MICROS’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting MICROS’s investor relations department at 443-285-8059 or at MICROS’s website at http://www.micros.com.

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Release Date: April 30, 2008	Contact:	Peter J. Rogers, Jr.
EVP, Investor Relations
443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share amounts)

	Third quarter ended		Nine months ended
	March 31,		March 31,
	2008	2007	2008	2007
Revenue:
Hardware	$65,289	$58,541	$197,384	$168,144
Software	37,910	34,032	113,278	94,540
Service	133,988	107,983	386,958	301,448
Total revenue	237,187	200,556	697,620	564,132

Cost of sales:
Hardware	42,882	37,745	127,105	107,981
Software	7,648	7,597	25,671	21,593
Service	62,398	50,199	180,783	142,020
Total cost of sales	112,928	95,541	333,559	271,594

Gross margin	124,259	105,015	364,061	292,538

Selling, general and administrative expenses	72,465	62,316	213,948	177,773
Research and development expenses	10,139	8,761	28,675	23,412
Depreciation and amortization	3,280	2,961	10,755	9,122
Stock option expense (*)	3,616	3,763	13,444	9,273
Total operating expenses	89,500	77,801	266,822	219,580

Income from operations	34,759	27,214	97,239	72,958

Non-operating income, net	3,329	2,731	10,504	7,357

Income before taxes, minority interests, and equity in net earnings of affiliates	38,088	29,945	107,743	80,315

Income tax provision	12,378	10,156	35,862	26,893
Income before minority interests and equity in net earnings of affiliates	25,710	19,789	71,881	53,422
Minority interests and equity in net earnings of affiliates	(564)	(339)	(1,342)	(844)

Net income	$25,146	$19,450	$70,539	$52,578

Net income per common share – diluted	$0.30	$0.23	$0.84	$0.64
Weighted-average number of shares outstanding -diluted	83,174	83,347	83,532	82,391

Reconciliation of GAAP Net Income and EPS, and Net Income and EPS before share-based payment charge, i.e. stock option expense
Net income	$25,146	$19,450	$70,539	$52,578
Add back: Stock option expense (*)
Selling, general and administrative expenses	3,373	3,581	12,645	8,851
Research and development expenses	243	182	799	422
Total stock option expense	3,616	3,763	13,444	9,273

Subtract: Total tax effect on stock option expense	801	867	3,315	1,981
Net income (before share-based payment charge)	$27,961	$22,346	$80,668	$59,870

Net income per common share-diluted (before share-based payment charge):	$0.34	$0.27	$0.97	$0.73

We believe the inclusion of the above non-GAAP measure, excluding the effect of share-based payment charge, will be useful to investors because it will enhance the comparability of our results in recent periods to results in periods prior to our adoption of FAS 123(R). We also believe inclusion of this measure will enhance comparability of our results to results of our competitors, particularly those who did not adopt FAS 123(R) during one or more periods included in their public filings, and to the analysts’ forecasts because the analysts continue to forecast excluding the effect of share-based payment charge, the non-GAAP measure. In addition, our management uses this measure to evaluate our operating performance and compare our results to our competitors. Management also uses this measure as a metric to measure performance under our executive compensation program.

The Company notes that non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Among the limitations on the use of the non-GAAP measure are the following:

·	The exclusion of non-cash share-based payment charges can have a significant impact on reported GAAP net income and diluted net income per share.
·	Other companies may utilize non-cash share-based payments to a significantly greater or lesser degree in relation to overall compensation than MICROS.
·	Other companies may calculate non-GAAP net income and non-GAAP net income per share differently than MICROS does, limiting the usefulness of those measures for comparative purposes.

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Release Date: April 30, 2008	Contact:	Peter J. Rogers, Jr.
EVP, Investor Relations
443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands)

	March 31,	June 30,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$374,802	$242,702
Short-term investments	0	86,950
Accounts receivable, net	193,124	180,203
Inventory, net	61,475	47,790
Deferred income taxes	17,513	16,683
Prepaid expenses and other current assets	32,910	27,650
Total current assets	679,824	601,978

Investment, non-current	69,650	0
Property, plant and equipment, net	29,053	27,955
Deferred income taxes, non-current	22,831	23,145
Goodwill	156,319	138,332
Intangible assets, net	16,400	14,509
Purchased and internally developed software costs, net	33,519	36,296
Other assets	6,929	4,541
Total assets	$1,014,525	$846,756

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank lines of credit	$1,053	$2,308
Accounts payable	49,644	43,126
Accrued expenses and other current liabilities	127,431	117,142
Income taxes payable	1,588	8,094
Deferred service revenue	122,220	86,742
Total current liabilities	301,936	257,412

Income taxes payable, non-current	16,665	0
Deferred income taxes, non-current	15,419	15,934
Other non-current liabilities	18,362	17,554
Total liabilities	352,382	290,900

Minority interests and minority ownership put arrangement	7,103	4,723
Commitments and contingencies

Shareholders’ equity:
Common stock	510	507
Capital in excess of par	147,843	149,089
Retained earnings	450,197	382,785
Accumulated other comprehensive income	56,490	18,752
Total shareholders’ equity	655,040	551,133

Total liabilities and shareholders’ equity	$1,014,525	$846,756